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                                                                    EXHIBIT 23.1
              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the America Service Group Inc. Registration Statements on Form S-8 (Registration Nos. 33-48231, 333-03010, 333-04903, 333-04895, 333-26903, 333-26905, 333-50161, 333-50171, 333-58093),
of our report dated February 12, 1999, except for Note 3, as to which the date is March 16, 1999, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                   /s/  Ernst & Young LLP

Nashville, Tennessee
March 22, 1999